Registration  No.  33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               AUGRID CORPORATION
                              -------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                                           34-1878390
-------------------------------                              ----------
(STATE  OR  OTHER  JURISDICTION                            (IRS  EMPLOYER
OF  INCORPORATION)                                       IDENTIFICATION  NO.)


10777  WESTHEIMER  ROAD,  SUITE  1040,  HOUSTON,  TEXAS                 77042
-------------------------------------------------------                 -----
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)                          (ZIP CODE)


                           STOCK ISSUANCE PURSUANT TO
                            CONSULTING SERVICES PLAN
                           --------------------------
                            (FULL TITLE OF THE PLAN)


                                                COPY  TO:
M.J.  SHAHEED,  CEO                             DAVID M. LOEV, ATTORNEY AT LAW
AUGRID  CORPORATION                             2777  ALLEN  PARKWAY
10777  WESTHEIMER  ROAD,  SUITE  1040           SUITE  1000
HOUSTON,  TEXAS  77042                          HOUSTON,  TEXAS  77019
(216)  426-1589                                 (713)  524-4110
NAME,  ADDRESS  AND  TELEPHONE
(NUMBER  OF  AGENT  FOR  SERVICE)




     APPROXIMATE DATE OF PROPOSED SALES PURSUANT TO THE PLAN: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.




                                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES              AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
 TO BE REGISTERED                 REGISTERED           SHARE (1)               PRICE            FEE
-----------------------------  ----------------  --------------------  -------------------  -------------

Common Stock, $.001 par value    65,000,000            $ .0022             $ 143,000            $ 18.12
-----------------------------  ----------------  --------------------  -------------------  -------------


(1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is based on the average of the bid and asked price as reported on the Nasdaq Electronic Bulletin Board as of August 26, 2004.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM  1.     PLAN  INFORMATION

     Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

ITEM  2.     REGISTRATION  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

(a) The Company's Annual Report on Form 10-KSB filed on April 14, 2004, for the fiscal year ended December 31, 2003, which includes audited financial statements as of and for the year ended December 31, 2003.
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above.
(c) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Company's Bylaws provide that the Company shall indemnify its officers and directors against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon an officer or director in connection with any proceeding to which the officer or director may be made a party, or in which the officer or director may become involved, by reason of being or having been an officer or director of the Company or is or was serving at the Company's request as a director, officer, employee or agent of the Company, partnership, joint venture, trust or enterprise, or any settlement thereof, except in such cases wherein the officer or director is adjudged guilty of willful misfeasance or malfeasance in the performance of the officer's or director's duties. In the event of a settlement, the indemnification only applies when the Company's Board of Directors approves such settlement and reimbursement as being in the best interests of the Company.

The Bylaws further provide that the Company will indemnify its officers and directors against expenses of a suit, litigation or other proceeding that is specifically permissible under applicable law. Nevada law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Nevada law.

The foregoing provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the officer or director received a benefit in money, property or services to which the officer or director is not legally entitled.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.     EXHIBITS

     4.1  Consulting  Services  Agreement  with  Ahmad  Alyasin
     5.1 Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered
     23.1  Consent  of  David M. Loev, Attorney at Law (included in Exhibit 5.1)
     23.2  Consent  of  Henry  L.  Creel  Co.,  Inc.

ITEM  9.     UNDERTAKINGS

     (a)     The  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 18, 2004.

                                      AUGRID CORPORATION


                                      BY: /s/ M.J. Shaheed
                                      M.J.  Shaheed,  Chief  Executive  Officer

     Pursuant  to  the  requirements   of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURES              TITLE                                    DATE
     ----------              -----                                    ----

/s/ M.J. Shaheed
----------------------    Chairman of the Board, President       August 27, 2004
M.J.  Shaheed             and  Chief  Executive  Officer

/s/ Stan Chapman
----------------------    Treasurer, Chief Financial Officer     August 27, 2004
Stan  Chapman             and  Director

/s/ Mary F. Sloat-Horoszko
----------------------    Secretary  and  Director               August 27, 2004
Mary F. Sloat-Horoszko

/s/ Essa Mashni
----------------------    Director                               August 27, 2004
Essa  Mashni

                         DAVID M. LOEV, ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                                HOUSTON, TX 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE

August 27, 2004


AuGRID  Corporation
10777  Westheimer  Road,  Suite  1040
Houston,  TX  77042

Re:     Form  S-8  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of AuGRID Corporation (the "Company") covered by a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

   - 65,000,000 shares (the "Shares") of common stock, $.001 par value issuable pursuant the Consulting Services Plan.

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Articles of Incorporation, as amended, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the consulting agreement, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

The Company has been advised that the Shares are not eligible for issuance where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                   Sincerely,


                                   /s/ David M. Loev, Attorney at Law

Exhibit  23.2

                                      Henry L Creel Co
                                      3587 Lee Road
                                      Shaker Hts Ohio 44120



CONSENT  OF  INDEPENDENT  ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements which appear in AuGRID Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2003.


/s/  Henry  L.  Creel  Co.,  Inc.
---------------------------------
Henry  L.  Creel  Co.,  Inc.
Cleveland,  Ohio

August  26,  2004